***FOR IMMEDIATE RELEASE***

For:  ZIONS BANCORPORATION                                                                                                                                        Contact: James Abbott
One South Main, 15th Floor                                                                                                                                           Tel: (801) 524-4787
Salt Lake City, Utah                                                                                                                                              October 18, 2010
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS 2010 THIRD QUARTER RESULTS

Loan Balances Stabilizing While Credit Measures Continue to Improve

SALT LAKE CITY, October 18, 2010 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported a third quarter net loss applicable to common shareholders of $80.5 million or $0.47 per diluted share, compared to a net loss of $135.2 million or $0.84 per diluted share for the second quarter of 2010.

Third Quarter 2010 Highlights

•
Loan balances declined at a slower pace of 1.2% compared to 2.5% in the second quarter. Excluding construction and land development loans and FDIC-supported loans, loan balances declined 0.2% compared to 0.9% in the second quarter.

•	Loan originations and renewals were $2.4 billion, up 33% from $1.8 billion in the second quarter.

•
Net interest income, adjusted for the effects of additional accretion on FDIC-supported loans and interest amortization from subordinated debt conversions, was relatively stable compared to the second quarter.

•
Nonperforming lending-related assets continued to decline, down 10% to $2.29 billion from $2.55 billion in the second quarter. Additions to nonperforming lending-related assets declined to $426 million from $591 million in the second quarter.

•	Excluding FDIC-supported other real estate owned, OREO declined 17% to $304.5 million from $365.0 million at June 30, 2010.

•	The tangible common equity ratio increased to 7.03% from 6.86% in the second quarter. The estimated Tier 1 common to risk-weighted assets ratio improved to 8.77% from 7.91% in the second quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
October 18, 2010

“Overall, we are encouraged by the trends exhibited in our third quarter results. Excluding construction and FDIC-supported loans, our loan balances held relatively steady and the core net interest margin performed in line with our expectations. Furthermore, asset quality metrics improved across all major fronts and we generally expect continued improvement into the fourth quarter and beyond,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “Additionally, we ended the quarter with record high capital levels.”

Loans
Net loans and leases of $37.5 billion at September 30, 2010 decreased approximately $0.5 billion or 1.2% from $38.0 billion at June 30, 2010, compared to a 2.5% decrease from the balances at March 31, 2010. Commercial and consumer loan balances were stable compared to the second quarter. Runoff occurred in construction and land development loans and FDIC-supported loans, which the Company is actively managing downward. Certain FDIC-supported loans have experienced better performance than previous estimates. The expectation of higher-than-expected cash flows from this portfolio results in a higher rate of accretion in loan balances and the recognition of additional interest income. Lower losses on paid-off loans have also contributed to the overall higher expected cash flows. The effect on the financial statements of this higher accretion and the corresponding impact to the FDIC indemnification asset is summarized as follows:

(In thousands)	September 30,	June 30,
	2010	2010
Balance sheet – increase (decrease) in assets:
FDIC-supported loans	$18,713	$9,109
FDIC indemnification asset (included in other assets)	(14,970)	(8,976)

	Three Months Ended
	September 30,	June 30,
	2010	2010
Statement of income:

Interest income:
Interest and fees on loans	$18,713	$9,109

Noninterest expense:
Other noninterest expense	14,970	8,976
Net increase in pretax income	$3,743	$133

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ZIONS BANCORPORATION
Press Release – Page 3
October 18, 2010

The balance of the FDIC indemnification asset, reflecting the above reduction and other changes in the third quarter, was $233.6 million at September 30, 2010 compared to $243.8 million at June 30, 2010.

Asset Quality
Net loan and lease charge-offs declined to $235.7 million for the third quarter of 2010 from $255.2 million for the second quarter of 2010. Gross charge-offs of $263.7 million included $7.7 million from FDIC-supported loans. Net charge-offs recoverable from the FDIC were $5.7 million. The provision for loan losses declined to $184.7 million for the third quarter of 2010 compared to $228.7 million for the second quarter of 2010. Despite the lower provision and the decline in net charge-offs, the allowance for loan losses as a percentage of net loans and leases was relatively stable, at 4.07% at September 30, 2010 compared to 4.11% at June 30, 2010. The allowance for credit losses was $1,627.9 million, or 4.34% of net loans and leases at September 30, 2010, compared to $1,660.5 million, or 4.37% at June 30, 2010.

Excluding FDIC-supported other real estate owned, OREO declined 17% to $304.5 million at September 30, 2010 compared to $365.0 million at June 30, 2010. OREO expense increased $1.9 million to $44.3 million during the third quarter from $42.4 million in the second quarter. Additionally, $19.2 million of valuation charges and the losses on the sale of OREO were included in net charge-offs, up from $13.4 million in the previous quarter.

Nonperforming lending-related assets declined 10% to $2,293.1 million at September 30, 2010 from $2,547.4 million at June 30, 2010. Nonaccrual loans declined 9% to $1,936.2 million at September 30, 2010 from $2,134.1 million at June 30, 2010. Delinquent loans (accruing loans past due 30-89 days and 90 days or more) declined 18% to $396.9 million at September 30, 2010 from $482.1 million at June 30, 2010. The ratio of nonperforming lending-related assets to net loans and leases and other real estate owned was 6.01% at September 30, 2010 compared to 6.60% at June 30, 2010. The preceding amounts and comparisons include the FDIC-supported assets.

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ZIONS BANCORPORATION
Press Release – Page 4
October 18, 2010

Capital Transactions
During the third quarter of 2010, the Company increased its Tier 1 capital as a result of the following capital actions:

1.	Common stock equity distribution issuances: From August 18, 2010 to September 14, 2010, the Company sold 3,936,300 shares of common stock for $75.5 million (average price of $19.18).
2.
Common stock warrants:  On September 28, 2010, the Company sold 7,000,000 warrants for $36.8 million ($5.25 per warrant) through an online modified Dutch auction. Each warrant can be exercised for a share of common stock at an initial price of $36.63 through May 22, 2020. These warrants are part of the same series of warrants initially sold on May 25, 2010.

Net of commissions and fees, these capital actions added $109.9 million to tangible common equity.

In addition, on September 15, 2010, $54.3 million of convertible subordinated debt was converted into shares of the Company’s preferred stock (54,219 shares of Series C and 40 shares of Series A). Accelerated discount amortization on the converted debt increased interest expense by a pretax amount of approximately $27.5 million.

The tangible common equity ratio was 7.03% at September 30, 2010 compared to 6.86% at June 30, 2010. The increase from June 30, 2010 was primarily due to the previously discussed capital transactions, partially offset by operating results and preferred stock dividends during the third quarter. Preferred stock dividends increased during the third quarter primarily because of the new issuance in the second quarter of Series E preferred stock. The estimated Tier 1 common to risk-weighted assets ratio was 8.77% at September 30, 2010 compared to 7.91% at June 30, 2010.  The more significant improvement in risk-based capital ratios compared to the tangible common equity ratio is due to the total return swap.

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ZIONS BANCORPORATION
Press Release – Page 5
October 18, 2010

Total Return Swap
As previously announced on July 29, 2010, the Company entered into a total return swap and related interest rate swaps (“TRS”) relating to a portfolio of $1.16 billion notional amount of its bank and insurance trust preferred collateralized debt obligations (“CDOs”). This transaction increased the Company’s Tier 1 common to risk-weighted assets ratio by 68 bp. The transaction did not qualify for hedge accounting and did not change the accounting for the underlying securities. During the third quarter, the Company incurred a negative initial valuation of $22.8 million, included in fair value and nonhedge derivative income (loss), and structuring costs of $11.6 million, included in other noninterest expense. The negative initial valuation is essentially the amount of the first-year TRS fee.

Deposits
Average total deposits for the third quarter of 2010 decreased $0.5 billion or 1.3% to $41.7 billion compared to $42.2 billion for the second quarter of 2010, as the Company actively worked to reduce excess funding. Average deposit balances fell in the time, foreign and money market categories. Average noninterest-bearing demand deposits for the third quarter of 2010 increased $0.5 billion or 3.5% to $13.8 billion compared to $13.3 billion for the second quarter of 2010, although the end of period balance declined significantly due to active management. The decline in excess funding improved profitability, as such deposits were not necessary to fund loan demand.

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ZIONS BANCORPORATION
Press Release – Page 6
October 18, 2010

Net Interest Income
The net interest margin increased to 3.84% in the third quarter of 2010 compared to 3.58% in the second quarter of 2010. The net interest margin decreased by 12 bp for the discount amortization on the convertible subordinated debt, and by an additional 23 bp (compared to 52 bp in the second quarter) for the accelerated discount amortization when debt holders exercised their options to convert to preferred stock. The net interest margin increased by 16 bp due to the recognition in interest income of the additional accretion on acquired loans. The core net interest margin, adjusted for the amortization and accretion previously discussed, was 4.03% in the third quarter compared to 4.14% in the second quarter, largely due to the increase in average money market investments rising to 11.0% of total interest-earning assets in the third quarter compared to 8.2% in the second quarter.

Investment Securities
During the third quarter of 2010, the Company recognized credit-related net impairment losses on trust preferred CDOs of $23.7 million or $0.08 per diluted share, compared to $18.1 million or $0.07 per diluted share during the second quarter of 2010. The increased impairment is primarily due to assumption changes in prepayment speeds on trust preferred securities, given the adoption of the Dodd-Frank Act, which, among other things, will disqualify trust preferred securities from Tier 1 capital for certain banks. The Company’s estimated default probabilities declined significantly for banks that are deferring payment on their trust preferred securities.

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ZIONS BANCORPORATION
Press Release – Page 7
October 18, 2010

CDOs for which the underlying collateral is predominantly bank trust preferred securities comprised $2.2 billion of the $2.6 billion par amount of the bank and insurance CDO portfolio at September 30, 2010. The following table shows the decrease in carrying value at September 30, 2010 of original AAA and BBB rated CDOs compared to June 30, 2010.

(In millions)

	September 30, 2010						% of carrying		Change
Original	Par		Amortized cost		Carrying value		value to par		9/30/10
ratings	Amount	%	Amount	%	Amount	%	9/30/10	6/30/10	vs 6/30/10
AAA	$1,126	52%	$937	54%	$781	72%	69%	72%	-3%
A	949	44%	751	44%	298	27%	31%	31%	0%
BBB	90	4%	34	2%	12	1%	13%	14%	-1%
	$2,165	100%	$1,722	100%	$1,091	100%	50%	52%	-2%

Sale of NetDeposit
On September 3, 2010, the Company sold substantially all of the assets of its wholly-owned subsidiary, NetDeposit, to BServ, Inc. (dba BankServ), a privately-owned company headquartered in San Francisco, California. Both companies specialize in remote deposit capture and electronic payment technologies. The Company recognized a pretax gain on the sale of approximately $13.9 million, which was included in other noninterest income.

Noninterest Income
Noninterest income for the third quarter of 2010 was relatively unchanged at $110.2 million compared to $109.4 million for the second quarter of 2010. Increases from the $13.9 million gain on sale of NetDeposit assets and from fixed income securities gains of $6.1 million on the repurchase at par by the underwriter of certain auction rate securities, were offset by the negative $22.8 million valuation of the TRS and the $5.6 million increase in CDO impairment.

Noninterest Expense
Noninterest expense for the third quarter of 2010 was $456.0 million compared to $430.4 million for the second quarter of 2010. The increase included $11.6 million of structuring costs for the TRS and the $15.0 million reduction compared to $9.0 million in the second quarter of the FDIC indemnification asset.

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ZIONS BANCORPORATION
Press Release – Page 8
October 18, 2010

Conference Call
Zions will host a conference call to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 18, 2010). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-877-368-2147 (international: 253-237-1247) and entering the passcode 14043091, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, October 18, 2010, until midnight ET on Monday, October 25, 2010, by dialing 1-800-642-1687 (international: 706-645-9291) and entering the passcode 14043091. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except per share and ratio data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	26.07	26.63	26.89	27.85	30.38
Tangible common equity per common share	19.81	20.19	19.89	20.35	22.01

SELECTED RATIOS
Return on average assets	(0.36)%	(0.87)%	(0.47)%	(1.37)%	(1.15)%
Return on average common equity	(6.94)%	(12.41)%	(8.30)%	(16.80)%	(16.74)%
Net interest margin	3.84%	3.58%	4.03%	3.81%	3.91%

Capital Ratios
Tangible common equity ratio	7.03%	6.86%	6.30%	6.12%	5.76%
Tangible equity ratio	10.78%	10.40%	9.36%	9.16%	8.73%
Average equity to average assets	12.40%	11.59%	11.16%	10.76%	10.94%

Risk-Based Capital Ratios 1:
Tier 1 common to risk-weighted assets	8.77%	7.91%	7.14%	6.73%	6.59%
Tier 1 leverage	11.99%	11.80%	10.77%	10.38%	10.40%
Tier 1 risk-based capital	14.15%	12.63%	11.19%	10.53%	10.34%
Total risk-based capital	16.73%	15.25%	13.93%	13.28%	13.08%

Taxable-equivalent net interest income	$457,172	$418,953	$460,981	$462,608	$478,135

Weighted average common and common-
equivalent shares outstanding	172,864,619	161,810,017	151,073,384	139,858,788	127,581,404

Common shares outstanding	177,202,340	173,331,281	160,300,162	150,425,070	136,398,089

1 Ratios for September 30, 2010 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED BALANCE SHEETS
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except share amounts)	2010	2010	2010	2009	2009
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,060,646	$1,068,755	$1,045,391	$1,370,189	$992,940
Money market investments:
Interest-bearing deposits	4,468,778	4,861,871	3,410,211	652,964	2,234,337
Federal funds sold	67,026	44,720	44,436	20,985	44,056
Security resell agreements	49,432	58,954	73,112	57,556	52,539
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$783,362, $802,370, $856,256, $833,455, and $835,814)	841,573	852,606	902,902	869,595	877,105
Available-for-sale, at fair value	3,295,864	3,416,448	3,437,098	3,655,619	3,547,092
Trading account, at fair value	42,811	85,707	50,698	23,543	76,709
	4,180,248	4,354,761	4,390,698	4,548,757	4,500,906

Loans held for sale	217,409	189,376	171,892	208,567	206,387

Loans:
Loans and leases excluding FDIC-supported assets	36,579,470	36,920,355	37,784,853	38,882,083	39,782,240
FDIC-supported loans	1,089,926	1,208,362	1,320,737	1,444,594	1,607,493
	37,669,396	38,128,717	39,105,590	40,326,677	41,389,733
Less:
Unearned income and fees, net of related costs	120,037	125,779	131,555	137,697	134,629
Allowance for loan losses	1,529,955	1,563,753	1,581,577	1,531,332	1,432,715
Loans and leases, net of allowance	36,019,404	36,439,185	37,392,458	38,657,648	39,822,389

Other noninterest-bearing investments	858,402	866,970	909,601	1,099,961	1,061,464
Premises and equipment, net	719,592	705,372	707,387	710,534	698,225
Goodwill	1,015,161	1,015,161	1,015,161	1,015,161	1,017,385
Core deposit and other intangibles	94,128	100,425	106,839	113,416	123,551
Other real estate owned	356,923	413,336	414,237	389,782	413,901
Other assets	1,940,627	2,028,409	2,031,558	2,277,487	2,130,070
	$51,047,776	$52,147,295	$51,712,981	$51,123,007	$53,298,150

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$13,264,415	$14,071,456	$12,799,002	$12,324,247	$11,453,247
Interest-bearing:
Savings and NOW	6,394,964	6,030,986	5,978,536	5,843,573	5,392,096
Money market	15,398,157	15,562,664	16,667,011	16,378,874	17,413,735
Time under $100,000	2,037,318	2,155,366	2,306,101	2,497,395	2,784,593
Time $100,000 and over	2,417,779	2,509,479	2,697,261	3,117,472	3,949,684
Foreign	1,447,507	1,683,925	1,647,898	1,679,028	2,014,626
	40,960,140	42,013,876	42,095,809	41,840,589	43,007,981

Securities sold, not yet purchased	41,943	81,511	47,890	43,404	39,360
Federal funds purchased	367,402	391,213	477,959	208,669	1,008,181
Security repurchase agreements	371,149	500,812	475,832	577,346	509,014
Federal Home Loan Bank advances and other borrowings:
One year or less	236,507	218,589	178,435	121,273	45,411
Over one year	20,239	15,558	15,640	15,722	18,803
Long-term debt	1,919,156	1,918,852	2,000,821	2,017,220	2,324,020
Reserve for unfunded lending commitments	97,899	96,795	96,312	116,445	97,225
Other liabilities	538,750	488,987	467,371	472,082	553,914
Total liabilities	44,553,185	45,726,193	45,856,069	45,412,750	47,603,909

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,875,463	1,806,877	1,532,323	1,502,784	1,529,462
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 177,202,340, 173,331,281,
160,300,162, 150,425,070, and 136,398,089 shares	4,070,963	3,964,140	3,517,621	3,318,417	3,125,344
Retained earnings	1,017,428	1,099,621	1,236,497	1,324,516	1,502,232
Accumulated other comprehensive income (loss)	(452,553)	(433,020)	(428,177)	(436,899)	(469,112)
Deferred compensation	(15,869)	(15,776)	(16,058)	(16,160)	(15,218)
Controlling interest shareholders’ equity	6,495,432	6,421,842	5,842,206	5,692,658	5,672,708
Noncontrolling interests	(841)	(740)	14,706	17,599	21,533
Total shareholders’ equity	6,494,591	6,421,102	5,856,912	5,710,257	5,694,241
	$51,047,776	$52,147,295	$51,712,981	$51,123,007	$53,298,150

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Interest income:
Interest and fees on loans	$543,478	$541,474	$540,144	$569,613	$586,246
Interest on loans held for sale	2,223	1,937	2,363	2,735	2,434
Lease financing	4,788	4,251	5,129	5,289	5,125
Interest on money market investments	3,487	2,601	1,439	1,800	1,195
Interest on securities:
Held-to-maturity – taxable	1,000	6,113	2,456	(2,075)	4,864
Held-to-maturity – nontaxable	5,063	5,187	5,437	5,396	5,806
Available-for-sale – taxable	19,782	19,818	20,971	21,063	23,460
Available-for-sale – nontaxable	1,571	1,700	1,721	1,813	1,830
Trading account	542	657	475	492	842
Total interest income	581,934	583,738	580,135	606,126	631,802

Interest expense:
Interest on savings and money market deposits	29,900	34,124	36,389	43,921	54,554
Interest on time and foreign deposits	16,468	18,629	19,687	28,671	42,780
Interest on short-term borrowings	3,566	3,486	3,067	2,714	2,325
Interest on long-term borrowings	80,125	114,153	65,692	73,931	59,963
Total interest expense	130,059	170,392	124,835	149,237	159,622

Net interest income	451,875	413,346	455,300	456,889	472,180
Provision for loan losses	184,668	228,663	265,565	390,719	565,930
Net interest income after provision for loan losses	267,207	184,683	189,735	66,170	(93,750)

Noninterest income:
Service charges and fees on deposit accounts	49,733	51,909	51,608	53,475	54,466
Other service charges, commissions and fees	41,780	43,395	39,042	38,794	39,227
Trust and wealth management income	6,310	7,021	7,609	5,825	8,209
Capital markets and foreign exchange	13,154	10,733	8,539	8,692	12,106
Dividends and other investment income	8,874	8,879	7,700	12,942	2,597
Loan sales and servicing income	8,390	5,617	6,432	7,011	2,359
Fair value and nonhedge derivative income (loss)	(21,854)	(1,552)	2,188	31,367	58,092
Equity securities losses, net	(1,082)	(1,500)	(3,165)	(2,164)	(1,805)
Fixed income securities gains (losses), net	8,428	530	1,256	(7,385)	1,900
Impairment losses on investment securities:
Impairment losses on investment securities	(73,082)	(19,557)	(48,570)	(134,357)	(198,378)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	49,370	1,497	17,307	35,051	141,863
Net impairment losses on investment securities	(23,712)	(18,060)	(31,263)	(99,306)	(56,515)
Gain on subordinated debt modification	-	-	-	15,220	-
Gain on subordinated debt exchange	-	-	14,471	-	-
Acquisition related gains	-	-	-	56	146,153
Other	20,179	2,441	3,193	1,360	3,951
Total noninterest income	110,200	109,413	107,610	65,887	270,740

Noninterest expense:
Salaries and employee benefits	207,947	205,776	204,333	206,823	205,433
Occupancy, net	29,292	27,822	28,488	28,667	28,556
Furniture and equipment	25,591	25,703	24,996	24,689	25,320
Other real estate expense	44,256	42,444	32,648	38,290	30,419
Credit related expense	17,438	17,658	16,825	16,347	11,793
Provision for unfunded lending commitments	1,104	483	(20,133)	19,220	36,537
Legal and professional services	9,305	8,887	9,976	10,081	9,076
Advertising	5,575	5,772	6,374	5,738	4,418
FDIC premiums	25,706	26,438	24,210	24,197	19,820
Amortization of core deposit and other intangibles	6,296	6,414	6,577	10,135	7,575
Other	83,534	62,958	54,832	56,942	55,760
Total noninterest expense	456,044	430,355	389,126	441,129	434,707

Impairment loss on goodwill	-	-	-	2,224	-

Income (loss) before income taxes	(78,637)	(136,259)	(91,781)	(311,296)	(257,717)
Income taxes (benefit)	(31,180)	(22,898)	(28,644)	(125,809)	(100,046)
Net income (loss)	(47,457)	(113,361)	(63,137)	(185,487)	(157,671)
Net income (loss) applicable to noncontrolling interests	(132)	(368)	(2,927)	(1,423)	(2,394)
Net income (loss) applicable to controlling interest	(47,325)	(112,993)	(60,210)	(184,064)	(155,277)
Preferred stock dividends	(33,144)	(25,342)	(26,311)	(24,633)	(26,603)
Preferred stock redemption	-	3,107	-	32,215	-
Net earnings (loss) applicable to common shareholders	$(80,469)	$(135,228)	$(86,521)	$(176,482)	$(181,880)

Weighted average common shares outstanding during the period:
Basic shares	172,865	161,810	151,073	139,859	127,581
Diluted shares	172,865	161,810	151,073	139,859	127,581

Net earnings (loss) per common share:
Basic	$(0.47)	$(0.84)	$(0.57)	$(1.26)	$(1.43)
Diluted	(0.47)	(0.84)	(0.57)	(1.26)	(1.43)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Commercial lending:
Commercial and industrial	$9,402	$9,384	$9,543	$9,922	$10,124
Leasing	402	442	442	466	449
Owner occupied	8,345	8,334	8,457	8,752	8,745
Total commercial lending	18,149	18,160	18,442	19,140	19,318

Commercial real estate:
Construction and land development	4,206	4,484	5,060	5,552	6,087
Term	7,550	7,567	7,524	7,255	7,279
Total commercial real estate	11,756	12,051	12,584	12,807	13,366

Consumer:
Home equity credit line	2,157	2,139	2,121	2,135	2,114
1-4 family residential	3,509	3,549	3,584	3,642	3,698
Construction and other consumer real estate	366	379	403	459	537
Bankcard and other revolving plans	287	285	314	341	333
Other	271	271	279	293	343
Total consumer	6,590	6,623	6,701	6,870	7,025

Foreign loans	84	87	58	65	74

FDIC-supported loans 1	1,090	1,208	1,321	1,445	1,607
Total loans	$37,669	$38,129	$39,106	$40,327	$41,390

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Nonperforming Lending-Related Assets
(Unaudited)

(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009

Nonaccrual loans	$1,809,570	$1,962,313	$2,087,203	$2,023,503	$1,811,827
Other real estate owned	304,498	364,954	366,798	335,652	359,187
Nonperforming lending-related assets, excluding
FDIC-supported assets	2,114,068	2,327,267	2,454,001	2,359,155	2,171,014

FDIC-supported nonaccrual loans	126,634	171,764	283,999	355,911	544,558
FDIC-supported other real estate owned	52,425	48,382	47,439	54,130	54,714
FDIC-supported nonperforming assets	179,059	220,146	331,438	410,041	599,272
Total nonperforming assets	$2,293,127	$2,547,413	$2,785,439	$2,769,196	$2,770,286

Ratio of nonperforming lending-related assets to net loans
and leases 1 and other real estate owned	6.01%	6.60%	7.04%	6.79%	6.62%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$74,829	$131,773	$60,009	$107,040	$186,519
FDIC-supported loans past due 90 days or more	9,689	5,483	22,275	56,260	35,553
Ratio of accruing loans past due 90 days or more to
net loans and leases 1	0.22%	0.36%	0.21%	0.40%	0.54%

Nonaccrual loans and accruing loans past due 90 days or more	$2,020,722	$2,271,333	$2,453,486	$2,542,714	$2,578,457
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 1	5.35%	5.95%	6.27%	6.29%	6.22%

Accruing loans past due 30-89 days, excluding
FDIC-supported loans	$303,472	$317,666	$462,409	$428,290	$571,399
FDIC-supported loans past due 30-89 days	8,919	27,180	55,919	27,485	74,142

Restructured loans included in nonaccrual loans	$354,434	$339,113	$340,165	$298,820	$106,922
Restructured loans on accrual	334,416	288,388	211,486	204,233	115,635

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Allowance for Loan Losses
Balance at beginning of period	$1,563,753	$1,581,577	$1,531,332	$1,432,715	$1,248,055
Add:
Provision for losses	184,668	228,663	265,565	390,719	565,930
Increase in allowance covered by FDIC indemnification	17,190	8,748	11,770	-	-
Deduct:
Gross loan and lease charge-offs	(263,673)	(279,025)	(248,312)	(355,601)	(389,134)
Net charge-offs recoverable from FDIC	5,674	629	1,859	2,303	-
Recoveries	22,343	23,161	19,363	61,196	7,864
Net loan and lease charge-offs	(235,656)	(255,235)	(227,090)	(292,102)	(381,270)
Balance at end of period	$1,529,955	$1,563,753	$1,581,577	$1,531,332	$1,432,715

Ratio of allowance for loan losses to net loans and
leases, at period end	4.07%	4.11%	4.06%	3.81%	3.47%

Ratio of allowance for loan losses to nonperforming
loans, at period end	79.02%	73.28%	66.70%	64.36%	60.80%

Annualized ratio of net loan and lease charge-offs to
average loans	2.50%	2.64%	2.29%	2.87%	3.65%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$96,795	$96,312	$116,445	$97,225	$60,688
Provision charged (credited) to earnings	1,104	483	(20,133)	19,220	36,537
Balance at end of period	$97,899	$96,795	$96,312	$116,445	$97,225

Total Allowance for Credit Losses
Allowance for loan losses	$1,529,955	$1,563,753	$1,581,577	$1,531,332	$1,432,715
Reserve for unfunded lending commitments	97,899	96,795	96,312	116,445	97,225
Total allowance for credit losses	$1,627,854	$1,660,548	$1,677,889	$1,647,777	$1,529,940

Ratio of total allowance for credit losses
to net loans and leases outstanding, at period end	4.34%	4.37%	4.31%	4.10%	3.71%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Commercial lending:
Commercial and industrial	$284	$318	$320	$319	$231
Leasing	2	8	8	11	10
Owner occupied	414	438	460	474	357
Total commercial lending	700	764	788	804	598

Commercial real estate:
Construction and land development	660	744	803	825	839
Term	263	281	324	228	221
Total commercial real estate	923	1,025	1,127	1,053	1,060

Consumer:
Home equity credit line	16	13	14	11	8
1-4 family residential	145	136	127	113	101
Construction and other consumer real estate	22	20	28	38	42
Bankcard and other revolving plans	1	1	-	1	1
Other	3	3	3	3	2
Total consumer	187	173	172	166	154
Total nonaccrual loans	$1,810	$1,962	$2,087	$2,023	$1,812

Net Charge-Offs By Portfolio Type

(In millions)	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Commercial lending:
Commercial and industrial	$72	$52	$49	$36	$70
Leasing	3	-	2	2	3
Owner occupied	32	35	36	27	19
Total commercial lending	107	87	87	65	92

Commercial real estate:
Construction and land development	71	99	86	139	219
Term	31	39	23	56	29
Total commercial real estate	102	138	109	195	248

Consumer:
Home equity credit line	6	7	7	4	6
1-4 family residential	15	14	15	14	17
Construction and other consumer real estate	7	6	5	10	10
Bankcard and other revolving plans	2	2	3	2	2
Other	3	2	3	4	6
Total consumer loans	33	31	33	34	41

Charge-offs recoverable from FDIC	(6)	(1)	(2)	(2)	-

Total net charge-offs	$236	$255	$227	$292	$381

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2010		June 30, 2010		March 31, 2010
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$5,192,847	0.27%	$3,853,275	0.27%	$2,227,181	0.26%
Securities:
Held-to-maturity	843,268	4.14%	888,466	6.36%	899,587	4.88%
Available-for-sale	3,282,056	2.68%	3,364,126	2.67%	3,378,930	2.83%
Trading account	59,216	3.63%	72,322	3.64%	51,330	3.75%
Total securities	4,184,540	2.99%	4,324,914	3.45%	4,329,847	3.27%

Loans held for sale	188,794	4.67%	166,612	4.66%	179,433	5.34%

Loans:
Net loans and leases excluding FDIC-supported loans 1	36,525,416	5.60%	37,345,580	5.60%	38,274,621	5.59%
FDIC-supported loans	1,149,976	11.93%	1,265,319	8.41%	1,393,775	5.59%
Total loans and leases	37,675,392	5.79%	38,610,899	5.69%	39,668,396	5.59%
Total interest-earning assets	47,241,573	4.93%	46,955,700	5.03%	46,404,857	5.12%
Cash and due from banks	1,063,000		1,444,343		1,280,013
Allowance for loan losses	(1,556,558)		(1,594,814)		(1,565,136)
Goodwill	1,015,161		1,015,161		1,015,161
Core deposit and other intangibles	97,741		104,083		110,754
Other assets	3,917,955		3,945,496		4,306,119
Total assets	$51,778,872		$51,869,969		$51,551,768

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$6,186,704	0.32%	$6,026,526	0.35%	$5,842,531	0.36%
Money market	15,584,312	0.63%	16,292,870	0.71%	16,515,285	0.77%
Time under $100,000	2,103,818	1.25%	2,247,255	1.36%	2,365,645	1.44%
Time $100,000 and over	2,462,904	1.21%	2,590,056	1.30%	2,911,319	1.23%
Foreign	1,563,090	0.60%	1,754,944	0.60%	1,663,380	0.61%
Total interest-bearing deposits	27,900,828	0.66%	28,911,651	0.73%	29,298,160	0.78%
Borrowed funds:
Securities sold, not yet purchased	38,789	4.33%	41,473	4.94%	50,243	4.29%
Federal funds purchased and security
repurchase agreements	873,954	0.14%	871,441	0.14%	1,137,716	0.20%
FHLB advances and other borrowings:
One year or less	210,235	5.34%	205,373	5.20%	152,203	5.28%
Over one year	18,415	4.74%	15,611	4.98%	15,693	5.07%
Long-term debt	1,927,360	16.45%	1,963,082	23.28%	2,028,912	13.09%
Total borrowed funds	3,068,753	10.82%	3,096,980	15.24%	3,384,767	8.24%
Total interest-bearing liabilities	30,969,581	1.67%	32,008,631	2.14%	32,682,927	1.55%
Noninterest-bearing deposits	13,786,784		13,318,836		12,544,442
Other liabilities	601,439		530,457		570,028
Total liabilities	45,357,804		45,857,924		45,797,397
Shareholders’ equity:
Preferred equity	1,819,889		1,624,856		1,509,197
Common equity	4,601,920		4,371,255		4,229,021
Controlling interest shareholders’ equity	6,421,809		5,996,111		5,738,218
Noncontrolling interests	(741)		15,934		16,153
Total shareholders’ equity	6,421,068		6,012,045		5,754,371
Total liabilities and shareholders’ equity	$51,778,872		$51,869,969		$51,551,768

Spread on average interest-bearing funds		3.26%		2.89%		3.57%
Taxable-equivalent net interest income and
net yield on interest-earning assets		3.84%		3.58%		4.03%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

GAAP to Non-GAAP Reconciliation
(Unaudited)
	Three Months Ended
	September 30,	June 30,
	2010	2010

Net interest margin as reported (GAAP)	3.84%	3.58%
Addback for the impact on net interest margin of:
Discount amortization on convertible subordinated debt	0.12%	0.12%
Accelerated discount amortization on convertible subordinated debt	0.23%	0.52%
Additional accretion of interest income on acquired loans	-0.16%	-0.08%
Core net interest margin	4.03%	4.14%

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This Press Release presents a “core net interest margin” which excludes the effects of the (1)  discount amortization on convertible subordinated debt; (2) accelerated discount amortization on convertible subordinated debt; and (3) additional accretion of interest income on acquired loans based on increased projected cash flows (hereinafter collectively referred to as the “net interest margin adjustments”). The net interest margin adjustments are included in financial results presented in accordance with generally accepted accounting principles (“GAAP”). Management considers the net interest margin adjustments to be relevant to ongoing operating results.

The Company believes the exclusion of these net interest margin adjustments to present a core net interest margin provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. As a non-GAAP financial measure, the core net interest margin is used by management and the Board of Directors to assess the performance of the Company’s business for the following purposes:

      • Evaluation of bank reporting segment performance
      • Presentations of Company performance to investors

The Company believes that presenting the core net interest margin will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

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